UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 8, 2015

Chesapeake Utilities Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Silver Lake Boulevard, Dover, Delaware	19904
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 302.734.6799

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 with respect to the Private Shelf Agreement and Credit Agreement is incorporated herein in its entirety.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

New Shelf Facility for Private Placements of Senior Notes

On October 8, 2015, Chesapeake Utilities Corporation (the “Company”) entered into an uncommitted Private Shelf Agreement (the “Private Shelf Agreement”) with Prudential Investment Management, Inc. (“Prudential”) and other purchasers that may become a party thereto. Under the terms of the Private Shelf Agreement, the Company may request that Prudential purchase, over the next three years, up to $150,000,000 of its unsecured senior promissory notes of the Company at a fixed interest rate and with a maturity date not to exceed twenty (20) years from the date of issuance (the “Shelf Notes”). Prudential and its affiliates are under no obligation to purchase any of the Shelf Notes. The interest rate and terms of payment of any series of Shelf Notes will be determined at the time of purchase. The proceeds of any series of Shelf Notes will be used as specified in the request for purchase with respect to such series, subject to compliance with the requirements in the Private Shelf Agreement, but are anticipated to be used for general corporate purposes, including refinancing of short-term borrowings and/or repayment of outstanding indebtedness under the new Credit Agreement, which is described below, as well as financing of capital expenditures on future projects.

The Private Shelf Agreement sets forth certain business and financial covenants to which the Company is subject when any Shelf Note is outstanding, including covenants that limit or restrict the Company and its subsidiaries to incur indebtedness and to incur certain liens and encumbrances on any of its property.

The Company may be required to prepay the entire outstanding principal balance of any Shelf Notes outstanding, and all accrued but unpaid interest thereon, if (i) the aggregate net book value of all the assets that are used in the regulated utilities business segments of the Company and its subsidiaries is less than 50% of consolidated total assets of the Company and its subsidiaries; and (ii) the holder of such Shelf Note declares it to be due and payable. The Company may, at its option, prepay any Shelf Notes outstanding in whole or in part at any time upon payment of a prepayment premium, subject to certain payment amount limitations and notice requirements set forth in the Private Shelf Agreement. Any Shelf Notes outstanding may be accelerated upon the occurrence of payment defaults of the Notes, certain other indebtedness and obligations of the Company and other customary events of default. Any Shelf Notes outstanding will be automatically accelerated upon the occurrence of any bankruptcy, insolvency or similar event.

The Private Shelf Agreement and any Shelf Notes to be issued under the Private Shelf Agreement are not being disclosed herewith pursuant to Item 601(b)(4)(v) of Regulation S-K under the Securities Act of 1933, as amended. The Company agrees to furnish a copy of the Private Shelf Agreement and any Shelf Notes to the Securities and Exchange Commission upon request.

This Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any Shelf Notes. The Shelf Notes will not be and have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

New Revolving Credit Facility

On October 8, 2015, the Company entered into a Credit Agreement (the “Credit Agreement”) with PNC Bank, National Association, as administrative agent, swing loan lender and issuing lender (“PNC”), and several other financial institutions (together with PNC, collectively, the “Lenders”), pursuant to which the Lenders have committed to provide the Company an unsecured $150,000,000 revolving credit facility for five years subject to the terms and conditions in the Credit Agreement (the “Revolver”). PNC Capital Markets LLC and Merrill Lynch, Pierce Fenner & Smith Incorporated acted as joint lead arrangers and joint bookrunners and Bank of America, N.A. acted as syndication agent. Borrowings under the Revolver will be used for general corporate purposes including repayments of short-term borrowings, working capital requirements and capital expenditures. Participating Lenders include PNC Bank, National Association, Bank of America, N.A., Citizens Bank N.A., Royal Bank of Canada, and Wells Fargo Bank, National Association.

Borrowings under the Revolver shall bear interest at (i) the LIBOR Rate plus an applicable margin of 1.25% or less, with such margin based on Total Indebtedness as a percentage of Total Capitalization both as defined in the Credit Agreement or (ii) the Base Rate plus 0.25% or less. Interest on LIBOR Rate loans shall be paid on the last day of the Interest Period selected by the Company and if such Interest Period is longer than 3 months, also on the 90th day of such period. Interest on Base Rate loans shall be paid on the first day of each calendar quarter. All accrued but unpaid interest due under the Revolver is payable on the earlier of any applicable specified maturity date or the expiration date of the Credit Agreement. The Revolver has a commitment fee of 0.175% or less per annum on the unused commitment, with such fee based on Total Indebtedness as a percentage of Total Capitalization as defined in the Credit Agreement. The Company may request to extend the expiration date for up to two (2) additional one year periods on any anniversary date of the Revolver, with such extension subject to each Lender’s approval. The Company may also request Lenders to increase the Revolver to $200,000,000, with any increase at the sole discretion of each Lender.

The Credit Agreement contains customary representations and warranties and affirmative and negative covenants for agreements of this type, including, among others, covenants regarding the maintenance of a financial ratio, covenants relating to financial reporting, compliance with laws, payment of taxes, preservation of existence, books and records, maintenance of properties and insurance, limitations on liens and other encumbrances on property, limitations on the incurrence of indebtedness, restrictions on mergers and restrictions on sales of the Company’s or its subsidiaries’ assets, and limitations on changes in the nature of the Company’s business.

The Credit Agreement provides for customary events of default, including, among other things, in the event of nonpayment of principal, interest, fees or other amounts, a representation or warranty proving to have been incorrect in any material respect when made, failure to perform or observe covenants within a specified period of time, a cross-default to other Company indebtedness of a specified amount, the bankruptcy or insolvency of the Company, monetary judgment defaults of a specified amount, a change of control of the Company, and ERISA defaults resulting in liability for a specified amount. In the event of a default by the Company, PNC or the requisite number of Lenders may declare all amounts owed under the Credit Agreement and outstanding Letters of Credit immediately due and payable and terminate the Lenders’ commitments to make loans under the Credit Agreement. For defaults related to insolvency and receivership, the commitments of the Lenders will be automatically terminated and all outstanding loans and other amounts will become immediately due and payable. Under the terms of the Credit Agreement, a 2% interest penalty may apply to any outstanding amount not paid when due or that remains outstanding while an event of default exists.

The foregoing description of the Credit Agreement is only a summary and is qualified in its entirety by reference to the full text of the Credit Agreement, which will be filed as exhibits to the Company’s Form 10-Q for the quarterly period ended September 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

October 9, 2015	By:	/s/ Beth W. Cooper
Name: Beth W. Cooper
Title: Senior Vice President and Chief Financial Officer